UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 5, 2011 (April 5, 2011)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2011, Penn Virginia Holding Corp. (the “Borrower”), a direct wholly owned subsidiary of Penn Virginia Corporation (the “Company”), and the Company entered into an amendment and waiver (the “First Amendment and Waiver”) to their Credit Agreement dated as of November 18, 2009 with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

Among other things, the First Amendment and Waiver:

•	amended the Credit Agreement in order to increase the limit on the aggregate principal amount of additional unsecured notes that the Company and the Borrower are permitted to issue to $300,000,000;

•

amended the Credit Agreement in order to permit the Company to use the proceeds of such additional unsecured notes to purchase or redeem and retire all or any portion of the Company’s outstanding 4.50% Convertible Senior Subordinated Notes due 2012 (the “2012 Convertible Notes”) pursuant to the Company’s previously announced tender offer (the “Tender Offer”); and

•

waived the automatic application of the 30% borrowing base reduction set forth in the Credit Agreement with respect to $230,000,000 of the additional unsecured notes until the Tender Offer is completed, whereupon the 30% reduction in the borrowing base will be applied to the principal amount of 2012 Convertible Notes that remain outstanding.

A copy of the First Amendment and Waiver is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated by reference and is hereby filed. The description of the First Amendment and Waiver in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 7.01.	Regulation FD Disclosure.

On April 5, 2011, the Company announced that it intends to offer, subject to market and other conditions, $250 million aggregate principal amount of senior notes due 2019 in an underwritten public offering (the “Offering”). A copy of the press release announcing the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities

Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment and Waiver of Credit Agreement dated as of April 5, 2011 among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release of Penn Virginia Corporation dated April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011

Penn Virginia Corporation

By:	/S/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	First Amendment and Waiver of Credit Agreement dated as of April 5, 2011 among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release of Penn Virginia Corporation dated April 5, 2011.